Exhibit 99.1

Bruker Reports Second Quarter 2024 Financial Results

•
Q2 2024 revenues of $800.7 million, up 17.4% year-over-year (yoy); organic revenue up 7.4% yoy; CER revenue up 18.5% yoy
•
Q2 2024 GAAP EPS $0.05; non-GAAP EPS $0.52, up 4.0% yoy
•
Bruker increases FY 2024 revenue guidance to $3.38-$3.44 billion, now including the NanoString business; implies revenue growth of 14% to 16%, and organic revenue growth of 5% to 7% yoy

BILLERICA, Massachusetts – August 6, 2024 – Bruker Corporation (Nasdaq: BRKR) today announced financial results for its second quarter and for the six months ended June 30, 2024.

Frank H. Laukien, Bruker’s President and CEO, commented: “Our teams delivered excellent revenue growth in the second quarter and a solid first half of 2024, despite soft general market conditions. Our well above-market organic growth is driven by Bruker’s differentiated innovation engine, as well as our multi-year transformation towards fundamentally favorable secular trends for our unique enabling tools for the post-genomic era.”

He continued: “In the first half of 2024, we completed three strategic acquisitions that further accelerate our portfolio transformation and market expansion into spatial biology, molecular diagnostics, and laboratory automation. With expected FY 2024 revenue growth again near 15%, Bruker has been undergoing transformative growth with cumulative four-year revenue growth of approximately 70%. We are now deploying the proven Bruker Management Process for driving operational excellence and profitable growth in our acquisitions, and we are confident in our expected steady margin expansion and rapid EPS growth in the next three years, and beyond.”

Second Quarter 2024 Financial Results

Bruker’s revenues for the second quarter of 2024 were $800.7 million, an increase of 17.4% compared to $681.9 million in the second quarter of 2023. In the second quarter of 2024, revenues increased 7.4% organically year-over-year and constant-exchange rate (CER) revenue growth was 18.5%. Revenue growth from acquisitions was 11.1%, while foreign currency translation had an unfavorable impact of 1.1%.

Second quarter 2024 Bruker Scientific Instruments (BSI) revenues of $735.6 million increased 19.7% year-over-year, with organic revenue growth of 8.6%. Second quarter 2024 Bruker Energy & Supercon Technologies (BEST) revenues of $69.1 million decreased 5.0% year-over-year, with organic revenue, net of intercompany eliminations, decreasing by 2.8%.

Second quarter 2024 GAAP operating income was $48.1 million, compared to $86.2 million in the second quarter of 2023. Non-GAAP operating income was $110.7 million in the second quarter of 2024, an increase of 6.3% compared to $104.1 million in the second quarter of 2023. Bruker’s second quarter 2024 non-GAAP operating margin was 13.8%, down 150 basis points due to recent acquisitions, from 15.3% in the second quarter of 2023.

Second quarter 2024 GAAP diluted earnings per share (EPS) were $0.05, compared to $0.39 in the second quarter of 2023. Second quarter 2024 non-GAAP diluted EPS were $0.52, an increase of 4.0% compared to $0.50 in the second quarter of 2023.

First Half of 2024 Financial Results

For the first half of 2024, Bruker’s revenues were $1,522.4 million, an increase of 11.4% from $1,367.2 million in the first half of 2023. In the first half of 2024, revenues increased 4.5% organically year-over-year and constant-exchange rate (CER) revenue growth was 11.9%. Revenue growth from acquisitions was 7.4%, while foreign currency translation had an unfavorable impact of 0.5%.

In the first half of 2024, BSI revenues of $1,386.7 million increased 11.7% compared to $1,240.9 million in the first half of 2023, including organic growth of 4.2%. First half 2024 BEST revenues of $142.2 million increased 5.4% compared to $134.9 million in the first half of 2023. Organic revenue growth for BEST, net of intercompany eliminations, was 7.3%.

In the first half of 2024, GAAP operating income was $112.9 million, compared to $208.9 million in the first half of 2023. Non-GAAP operating income in the first half of 2024 was $211.4 million, down 13.2% compared to $243.5 million in the first half of 2023. Bruker’s non-GAAP operating margin in first half 2024 was 13.9%, a decrease of 390 bps compared to 17.8% in the first half of 2023.

First half 2024 GAAP diluted EPS was $0.40, compared to $0.91 in the first half of 2023. First half 2024 non-GAAP diluted EPS was $1.05, down 8.7% compared to $1.15 in the first half of 2023.

A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

Fiscal Year 2024 (FY 2024) Financial Outlook

Bruker’s FY 2024 updated guidance now includes the operational and financing impact of the NanoString acquisition, as well as all other closed acquisitions.

For FY 2024, Bruker now expects revenues of $3.38 to $3.44 billion, compared to FY 2023 revenues of $2.96 billion, with 14% to 16% year-over-year reported revenue growth, including contributions from:

•
Organic revenue growth of 5% to 7%,
•
An M&A tailwind of approximately 10%,
•
A foreign currency translation revenue headwind of approximately -1%,
•
CER revenue growth of 15% to 17%.

Bruker now expects FY 2024 non-GAAP EPS of $2.59 to $2.64, compared to FY 2023 non-GAAP EPS of $2.58.

Updated FY 2024 revenue and non-GAAP EPS guidance is based on foreign currency exchange rates as of June 30, 2024.

For the Company’s outlook for 2024 organic revenue growth, M&A revenue growth, constant exchange rate revenue growth, and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, August 6, 2024, at 8:30 am Eastern Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q2 2024 Earnings Webcast” hyperlink. A slide presentation will be referenced during the webcast and will be posted to our Investor Relations website shortly before the webcast begins. Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (U.S. toll free) or +1-412-317-6702 (international) and referencing “Bruker’s Second Quarter 2024 Earnings Conference Call”.

Bruker is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit https://dpregister.com/sreg/10191132/fd22c94e58 and enter their contact information. Investors will then be issued a personalized phone number and PIN to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call on August 6.

A telephone replay of the conference call will be available by dialing 1-877-344-7529 (U.S. toll free) or +1-412-317-0088 (international) and entering replay access code: 2885668. The replay will be available beginning one hour after the end of the conference call through September 6, 2024.

About Bruker Corporation – Leader of the Post-Genomic Era (Nasdaq: BRKR)

Bruker is enabling scientists and engineers to make breakthrough post-genomic discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular, and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity, and customer success in post-genomic life science molecular and cell biology research, in applied and biopharma applications, in microscopy and nanoanalysis, as well as in industrial and cleantech research, and next-gen semiconductor metrology in support of AI. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating profit; non-GAAP operating margin; non-GAAP SG&A expense; non-GAAP interest and other income (expense), net, non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other non-operational costs.

We also may refer to organic revenue growth or decline, free cash flow or use, return on invested capital (ROIC), non-GAAP earnings before interest taxes depreciation and amortization (EBITDA), M&A revenue, and constant-exchange rate (CER) currency revenue which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business. We define the term M&A revenue as GAAP revenue from M&A activities excluding the effect of changes in foreign currency translation rates, and believe it is a useful measure to evaluate the effect of acquisitions on our operations. We define the term CER currency revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders. We define ROIC as non-GAAP operating profit after income tax divided by average total capital, which we define as debt plus equity minus cash and cash equivalents. We believe ROIC is an important measure of how effectively the Company invests its capital. We define non-GAAP EBITDA as non-GAAP net income adjusting out the effects of interest expense, net, non-GAAP income tax expense and GAAP depreciation and amortization, with purchased intangible amortization already adjusted out of non-GAAP net income. We believe non-GAAP EBITDA is an important means of comparing profitability of comparable companies.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance, however, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable GAAP financial measures are provided in the tables accompanying this press release following our GAAP financial statements.

With respect to our outlook for 2024 non-GAAP organic revenue, non-GAAP M&A revenue, non-GAAP constant exchange rate (CER) revenue and non-GAAP EPS, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP organic revenue and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period revenues and EPS presented in accordance with GAAP.

Forward-Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our fiscal year 2024 financial outlook, our outlook for reported revenue growth, organic revenue growth, M&A revenue growth contributions, CER currency revenue growth, foreign currency translation revenue impact and non-GAAP EPS; management’s expectations for the impact of foreign currency and acquisitions; and for future financial and operational performance and business outlook; future economic conditions; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, the length and severity of any recession and the impact on global economic conditions, the impact of supply chain challenges, including inflationary pressures, the impact of geopolitical tensions and any sanctions, including any reduction in natural gas exports from Russia resulting from its ongoing conflict with Ukraine and resulting market disruptions, such as higher prices for and reduced availability of key metals used in our products, the conflict in Israel, Palestine and surrounding areas and the possible expansion of such conflicts and potential geopolitical consequences, the ongoing tensions between the United States and China, tariff and trade policy changes, and the increasing potential of conflict involving countries in Asia that are critical to our supply chain operations, such as Taiwan and China, continued volatility in the capital markets, the impact of increased interest rates, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, including our recent acquisitions of PhenomeX, ELITech, Chemspeed, and NanoString, our restructuring and cost-control initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing and outsourcing, competition, dependence on collaborative partners, key suppliers and third party distributors, capital spending and government funding policies, changes in governmental regulations, intellectual property rights, litigation, exposure to foreign currency fluctuations, the impact of foreign currency exchange rates, our ability to service our debt obligations and fund our anticipated cash needs, the effect of a concentrated ownership of our common stock, loss of key personnel, payment of future dividends and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2023, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contact:

Joe Kostka

Associate Director, Investor Relations

Bruker Corporation

T: +1 (978) 313-5800

E: Investor.Relations@bruker.com

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$169.7	$488.3
Accounts receivable, net	507.2	492.0
Inventories	1,175.9	968.3
Other current assets	300.2	215.6
Total current assets	2,153.0	2,164.2
Property, plant and equipment, net	656.6	599.7
Goodwill, intangibles, net and other long-term assets	3,093.0	1,486.0
Total assets	$5,902.6	$4,249.9

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$26.4	$121.2
Accounts payable	220.3	202.7
Deferred revenue and customer advances	501.9	400.0
Other current liabilities	555.9	478.2
Total current liabilities	1,304.5	1,202.1
Long-term debt	2,132.0	1,160.3
Other long-term liabilities	641.6	474.2

Redeemable noncontrolling interests	17.5	18.7

Total shareholders' equity	1,807.0	1,394.6
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$5,902.6	$4,249.9

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$800.7	$681.9	$1,522.4	$1,367.2
Cost of revenue	416.1	341.4	785.0	667.0
Gross profit	384.6	340.5	737.4	700.2
Operating expenses:
Selling, general and administrative	221.3	177.9	416.6	340.6
Research and development	92.2	71.0	174.0	140.0
Other charges, net	23.0	5.4	33.9	10.7
Total operating expenses	336.5	254.3	624.5	491.3
Operating income	48.1	86.2	112.9	208.9
Interest and other income (expense), net	(24.2)	(8.7)	(17.4)	(24.8)
Income before income taxes, equity in income of unconsolidated investees, net of tax, and noncontrolling interests in consolidated subsidiaries	23.9	77.5	95.5	184.1
Income tax provision	16.1	19.9	35.9	49.8
Equity in income (losses) of unconsolidated investees, net of tax	(0.2)	0.2	—	0.9
Consolidated net income	7.6	57.8	59.6	135.2
Net income attributable to noncontrolling interests in consolidated subsidiaries	—	0.7	1.1	1.6
Net income attributable to Bruker Corporation	$7.6	$57.1	$58.5	$133.6
Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.05	$0.39	$0.40	$0.91
Diluted	$0.05	$0.39	$0.40	$0.91
Weighted average common shares outstanding:
Basic	147.4	146.8	146.3	146.8
Diluted	148.0	147.7	147.0	147.6

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Consolidated net income	$7.6	$57.8	$59.6	$135.2
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	45.2	25.9	79.9	51.0
Stock-based compensation expense	6.7	5.6	12.0	12.1
Deferred income taxes	(20.2)	8.2	(22.3)	9.4
Impairment of minority investments and other long-lived assets	20.4	11.4	21.8	18.3
Gain on sale of minority investment	—	(6.8)	—	(6.8)
Gain (loss) on sale of property, plant and equipment	1.0	0.2	1.0	(9.6)
Other non-cash (income) expenses, net	(3.4)	11.0	(9.5)	16.0
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	13.9	22.2	29.5	30.5
Inventories	(28.7)	(59.4)	(93.5)	(114.4)
Accounts payable and accrued expenses	11.4	(16.5)	7.7	(3.4)
Income taxes payable, net	(10.5)	(12.0)	(22.4)	(17.8)
Deferred revenue and customer advances	(29.6)	(13.7)	2.1	21.1
Other changes in operating assets and liabilities, net	(12.9)	(20.9)	(43.2)	(41.1)
Net cash provided by operating activities	0.9	13.0	22.7	100.5
Cash flows from investing activities:
Purchases of property, plant and equipment	(26.0)	(23.5)	(47.4)	(48.5)
Proceeds from sale of minority investment	—	11.8	—	11.8
Cash paid for minority investments	—	(1.1)	(10.0)	(9.3)
Cash paid for acquisitions, net of cash acquired	(1,300.8)	(14.6)	(1,575.3)	(102.7)
Proceeds from sales of property, plant and equipment	0.1	—	0.6	10.7
Net proceeds from cross-currency swap agreements	1.3	1.4	2.5	3.8
Net cash used in investing activities	(1,325.4)	(26.0)	(1,629.6)	(134.2)
Cash flows from financing activities:
Repayments of revolving lines of credit	(839.6)	—	(840.1)	—
Proceeds from revolving lines of credit	804.4	—	1,073.3	—
Proceeds from long-term debt	806.2	2.8	806.2	2.8
Repayment of other debt, net	(7.1)	(2.4)	(10.5)	(4.5)
Repayment of 2012 Note Purchase Agreement	—	—	(100.0)	—
Repayment of 2019 Term Loan Agreement	(3.7)	(3.7)	(7.5)	(7.5)
Proceeds from issuance of common stock, net	405.2	2.1	408.6	2.8
Payment of Deferred Financing Costs	(0.8)	—	(5.5)	—
Payment of contingent consideration	(0.5)	(1.5)	(0.5)	(2.5)
Payment of dividends to common shareholders	(7.6)	(7.3)	(14.9)	(14.7)
Repurchase of common stock	—	—	—	(22.4)
Proceeds from (payment for) the sale (purchase) of noncontrolling interests	—	(0.3)	(0.9)	5.0
Net cash provided by (used in) financing activities	1,156.5	(10.3)	1,308.2	(41.0)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2.1)	0.1	(19.7)	4.2
Net change in cash, cash equivalents and restricted cash	(170.1)	(23.2)	(318.4)	(70.5)
Cash, cash equivalents and restricted cash at beginning of period	343.3	601.4	491.6	648.7
Cash, cash equivalents and restricted cash at end of period	$173.2	$578.2	$173.2	$578.2

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited and in millions, except per share data)

Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income and Non-GAAP Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP operating income	$48.1	$86.2	$112.9	$208.9
Non-GAAP adjustments:
Restructuring costs	6.1	0.4	13.3	0.9
Acquisition-related costs	26.0	3.3	33.1	6.3
Purchased intangible amortization	25.1	11.2	41.3	21.9
Other costs	5.4	3.0	10.8	5.5
Total Non-GAAP adjustments:	62.6	17.9	98.5	34.6
Non-GAAP operating income	$110.7	$104.1	$211.4	$243.5
Non-GAAP operating margin	13.8%	15.3%	13.9%	17.8%

Non-GAAP interest & other expense, net	(4.0)	(4.2)	2.8	(10.7)
Non-GAAP profit before tax	106.7	99.9	214.2	232.8

Non-GAAP income tax provision	(30.3)	(25.2)	(59.0)	(62.1)
Non-GAAP tax rate	28.4%	25.2%	27.5%	26.7%

Minority interest	—	(0.7)	(1.1)	(1.6)
Non-GAAP net income attributable to Bruker	76.4	74.0	154.1	169.1

Weighted average shares outstanding (diluted)	148.0	147.7	147.0	147.6

Non-GAAP earnings per share	$0.52	$0.50	$1.05	$1.15

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP gross profit	$384.6	$340.5	$737.4	$700.2
Non-GAAP adjustments:
Restructuring costs	4.9	0.1	8.6	0.3
Acquisition-related costs	8.7	0.4	11.7	0.5
Purchased intangible amortization	12.0	5.6	19.8	11.0
Other costs	0.9	0.7	3.0	1.2
Total Non-GAAP adjustments:	26.5	6.8	43.1	13.0
Non-GAAP gross profit	$411.1	$347.3	$780.5	$713.2
Non-GAAP gross margin	51.3%	50.9%	51.3%	52.2%

Reconciliation of GAAP Selling, General and Administrative (SG&A) Expenses to Non-GAAP SG&A Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP SG&A expenses	$221.3	$177.9	$416.6	$340.6
Non-GAAP adjustments:
Purchased intangible amortization	(13.1)	(5.7)	(21.3)	(10.9)
Non-GAAP SG&A expenses	$208.2	$172.2	$395.3	$329.7

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

Reconciliation of GAAP Interest and Other Income (Expense), net to Non-GAAP Interest and Other Income (Expense), net

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP interest and other income (expense), net	$(24.2)	$(8.7)	$(17.4)	$(24.8)
Non-GAAP adjustments:
Investments related adjustments	20.2	4.5	20.2	14.1
Non-GAAP interest and other income (expense), net	$(4.0)	$(4.2)	$2.8	$(10.7)

Reconciliation of GAAP Tax Rate to Non-GAAP Tax Rate

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP tax rate	67.4%	25.7%	37.6%	27.1%
Non-GAAP adjustments:
Tax impact of non-GAAP adjustments	-32.4%	-0.5%	-6.8%	-0.2%
Other discrete items	-6.6%	0.0%	-3.3%	-0.2%
Total non-GAAP adjustments:	-39.0%	-0.5%	-10.1%	-0.4%
Non-GAAP tax rate	28.4%	25.2%	27.5%	26.7%

Reconciliation of GAAP Earnings Per Share to Non-GAAP Earnings Per Share (Diluted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP earnings per share (diluted)	$0.05	$0.39	$0.40	$0.91
Non-GAAP adjustments:
Restructuring Costs	0.04	—	0.09	0.01
Acquisition-related costs	0.18	0.02	0.23	0.04
Purchased intangible amortization	0.17	0.08	0.28	0.15
Other costs	0.04	0.02	0.07	0.04
Interest and other income (expense), net	0.14	0.03	0.14	0.09
Income tax rate differential	(0.10)	(0.04)	(0.16)	(0.09)
Total non-GAAP adjustments:	0.47	0.11	0.65	0.24
Non-GAAP earnings per share (diluted)	$0.52	$0.50	$1.05	$1.15

Reconciliation of GAAP Operating Cash Flow to Non-GAAP Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP operating cash flow	$0.9	$13.0	$22.7	$100.5
Non-GAAP adjustments:
Purchases of property, plant and equipment	(26.0)	(23.5)	(47.4)	(48.5)
Non-GAAP free cash flow	$(25.1)	$(10.5)	$(24.7)	$52.0

Bruker Corporation

REVENUE

(unaudited and in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue by group:
Bruker BioSpin	$217.5	$162.0	$400.3	$342.3
Bruker CALID	265.6	227.2	493.5	463.9
Bruker Nano	252.5	225.1	492.9	434.7
BEST	69.1	72.7	142.2	134.9
Eliminations	(4.0)	(5.1)	(6.5)	(8.6)
Total revenue	$800.7	$681.9	$1,522.4	$1,367.2

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue by end customer geography:
United States	$243.7	$179.3	$438.5	$354.4
Europe	275.8	222.7	520.6	445.1
Asia Pacific	226.6	223.3	449.3	463.5
Other	54.6	56.6	114.0	104.2
Total revenue	$800.7	$681.9	$1,522.4	$1,367.2

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	Total Bruker		Total Bruker
GAAP revenue as of prior comparable period	$681.9	$588.4	$1,367.2	$1,183.4
Non-GAAP adjustments:
Acquisitions and divestitures	75.5	11.0	101.8	23.7
Organic	50.7	79.7	61.8	184.4
Currency	(7.4)	2.8	(8.4)	(24.3)
Total Non-GAAP adjustments:	118.8	93.5	155.2	183.8
GAAP revenue	$800.7	$681.9	$1,522.4	$1,367.2
Revenue growth	17.4%	15.9%	11.4%	15.5%
Organic revenue growth	7.4%	13.5%	4.5%	15.6%

Bruker Corporation

REVENUE - Continued

(unaudited and in millions)

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth - Continued

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	Bruker Scientific Instruments (1)		Bruker Scientific Instruments (1)
GAAP revenue as of prior comparable period	$614.3	$532.3	$1,240.9	$1,071.8
Non-GAAP adjustments:
Acquisitions and divestitures	75.5	11.0	101.8	23.7
Organic	52.6	69.4	52.6	168.7
Currency	(6.8)	1.6	(8.6)	(23.3)
Total non-GAAP adjustments:	121.3	82.0	145.8	169.1
GAAP revenue	$735.6	$614.3	$1,386.7	$1,240.9
Revenue growth	19.7%	15.4%	11.7%	15.8%
Organic revenue growth	8.6%	13.0%	4.2%	15.7%

(1) Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI BioSpin, CALID and Nano Segments as presented in our 2023 10K.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	BEST, net of Intercompany Eliminations		BEST, net of Intercompany Eliminations
GAAP revenue as of prior comparable period	$67.6	$56.1	$126.3	$111.6
Non-GAAP adjustments:
Organic	(1.9)	10.3	9.2	15.7
Currency	(0.6)	1.2	0.2	(1.0)
Total non-GAAP adjustments:	(2.5)	11.5	9.4	14.7
GAAP revenue	$65.1	$67.6	$135.7	$126.3
Revenue growth	-3.7%	20.5%	7.4%	13.2%
Organic revenue growth	-2.8%	18.4%	7.3%	14.1%